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                                                                EXHIBIT 10.1



                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of the 15th day of August 2005, between DIRECT GENERAL CORPORATION, a Tennessee corporation (the "Company") and BARRY D. ELKINS (the "Employee").

                                    RECITALS

         WHEREAS, Employee has served the Company as the Chief Financial Officer since September 1993 and a Senior Vice President since February 2001 and Employee's employment is governed under the terms of that certain Employment Agreement dated July 21, 2003 (the "Employment Agreement"); and

         WHEREAS, the Board of Directors of the Company believes it would be in the best interest of the Company to allow Employee to focus on the growth and development of the Company; and

         WHEREAS, the Board of Directors has designated the position of Senior Vice President - Business Strategies and Development and has appointed Employee to that position; and

         WHEREAS, this Amendment modifies the Employment Agreement to reflect Employee's change in title; and

         NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Any reference to "Senior Vice President and Chief Financial Officer" in the Employment Agreement, is hereby amended by replacing it in its entirety with "Senior Vice President - Business Strategies and Development."

2. Exhibit A of the Employment Agreement is hereby amended by replacing it in its entirely with Exhibit A of this Amendment.

3. The Employment Agreement as amended by this First Amendment constitutes the complete and entire understanding of the Company and Employee concerning Employee's employment with the Company and supercedes all previous agreements whether oral or written, between Company and Employee in this regard. Except as expressly modified hereinabove, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date and year first written above written.


DIRECT GENERAL CORPORATION                                 EMPLOYEE


By:    /s/ Tammy R. Adair                           /s/ Barry D. Elkins
      ------------------------------                ----------------------------
Name:   Tammy R. Adair                              Barry D. Elkins
Title:  President




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                                   EXHIBIT "A"

                     EMPLOYEE'S DUTIES AND RESPONSIBILITIES


DUTIES AND RESPONSIBILITIES OF SENIOR VICE PRESIDENT - BUSINESS STRATEGIES AND DEVELOPMENT INCLUDE THE FOLLOWING:


1. GENERAL BUSINESS ACTIVITIES. Assists and advises, if requested by the Chief Executive Officer, President, or Chief Operations Officer in planning, organizing, implementing, and controlling the Company's general business objectives and activities.

2. DEVELOPING RESPONSIBILITIES. As requested by the Board of Directors, the Chief Executive Officer or President, Employee may be asked to perform other duties and responsibilities for the Company and its subsidiaries that are consistent with the role of Senior Vice President
         - Business Strategies and Development.